UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2024

Spectaire Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40976	98-1578608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Arlington St.,
Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 213-8991

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SPEC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SPECW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2024, Spectaire Holdings Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with the investor named therein (the “Investor”), pursuant to which the Company agreed to sell securities to the Investor in a private placement (the “Private Placement”). The Purchase Agreement provided for the sale and issuance by the Company of (i) an aggregate of 1,538,461 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) an accompanying warrant to purchase up to 1,538,461 shares of Common Stock (the “Warrant”) at an exercise price of $1.30 per share, for aggregate gross proceeds of approximately $2.0 million, before deducting expenses relating to the Private Placement.

The closing of the Private Placement occurred on March 18, 2024.

The Warrant is immediately exercisable and may be exercised at any time until 5:00 p.m. (New York City time) on March 18, 2027.

The Warrant contains standard adjustments to the exercise price including for stock splits, stock dividends or distributions, certain other dividends or distributions and certain reorganizations. The Warrant also includes certain rights upon the occurrence of a Fundamental Transaction (as defined in the Warrant) involving the Company, including the right of the holders thereof, exercisable at any time concurrently with, or within 30 days after, the consummation of such Fundamental Transaction, to cause the Company or any successor entity to purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the consummation of such Fundamental Transaction.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction by an issuer not involving a public offering. The Investor has not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends have been affixed to the securities issued in this transaction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On March 21, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Form of Common Stock Purchase Warrant, dated as of March 18, 2024, issued by Spectaire Holdings Inc. to the Investor.

10.1#	Form of Subscription Agreement, dated as of March 18 2024, by and among Spectaire Holdings Inc. and the Investor.

99.1	Press Release, dated March 21, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

#	The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, the other parties to such agreement or the transactions described in this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectaire Holdings Inc.

Date: March 21, 2024

	By:	/s/ Leonardo Fernandes
	Name:	Leonardo Fernandes
	Title:	Chief Financial Officer

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